UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida		33133
(Address of principal executive offices)		(Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On April 6, 2009 and effective April 1, 2009, Spanish Broadcasting System, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Frank Flores pursuant to which Mr. Flores will serve as the Chief Revenue Officer of the radio segment (“Chief Revenue Officer”) and General Manager of the New York radio market. Under the terms of the Employment Agreement, the Company will pay Mr. Flores an annual base salary of $250,000. In addition, Mr. Flores is eligible to receive an annual performance bonuses based on achieving certain targets. Mr. Flores is also entitled to receive employee benefits provided to our management level employees, such as health and reimbursement of out-of-pocket business related expenses.
     Mr. Flores’s employment under the Employment Agreement may be terminated by the Company (i) for any reason; (ii) at any time for cause; and (iii) by the Company upon the death or disability of Mr. Flores. If the Company terminates Mr. Flores’s employment for any reason other than his death, disability or for cause, the Company will pay Mr. Flores severance in an amount equal to three (3) months of his current salary. Under the Employment Agreement, Mr. Flores has agreed not to: (i) disclose confidential information of the Company during or after his employment with the Company; (ii) solicit Company customers and employees during the term of his employment and for six (6) months after termination; or (iii) directly or indirectly compete with the Company during the term of his employment and for six (6) months after termination.
     Prior to his appointment as Chief Revenue Officer effective April 1, 2009, Mr. Flores, age 58, was the General Manager and Vice President of the New York radio market from January 2005 to February 2009 and VP/Director of Sales from July 2004 to January 2005. Mr. Flores is responsible for overseeing the revenue and profit performance of all of our radio stations and the day-to-day operational matters of the New York radio market. Prior to joining us, he was the general sales manager from 2003 to July 2004 and local sales manager the previous twelve years for WXRK-FM with Infinity Broadcasting Corporation.
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.
     The appointment of Mr. Flores to the position of CRO was pursuant to an Employment Agreement, which is described in Section 1.01 above. No familial relationship exists between Mr. Flores and any other executive officer or director of the Company. Since the beginning of the Company’s last fiscal year, Mr. Flores has not engaged in or proposed to engage in any related party transaction as described in Item 404(a) of Regulation S-K. Mr. Flores is not a director of the Company or any other registered company.
     Effective April 1, 2009, Marko Radlovic ceased to be the Chief Operating Officer of the radio segment and will transition to a role as Senior Vice President and General Manager of the Los Angeles radio market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
April 9, 2009	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administration Officer, Senior Executive Vice President and Secretary

3